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                                                                   EXHIBIT 23(d)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Registration Statement of Hach Company on Form S-4 of our reports dated June 26, 1997, on our audit of the consolidated financial statements of Hach Company as of April 30, 1997 and 1996 and for each of the three years in the period ended April 30, 1997, which reports are included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                        COOPERS & LYBRAND L.L.P.



Denver, Colorado
March 23, 1998